                                                                Exhibit (r) (3)

                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints MALLARY REZNIK AND MANDA GHAFERI, or each of them, as his true and lawful attorneys-in fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any all capacities, to sign any and all amendments (including pre-and post-effective amendments) to the Registration Statements listed below, for which AMERICAN GENERAL LIFE INSURANCE COMPANY serves as Depositor, and to file the same, with all exhibits thereto, and other documents in connection therewith, as fully to all intents as he might or could do in person, including specifically, but without limiting the generality of the foregoing, to (i) take any action to comply with any rules, regulations or requirements of the Securities and Exchange Commission under the federal securities laws; (ii) make application for and secure any exemptions from the federal securities laws;
(iii) register additional annuity contracts under the federal securities laws, if registration is deemed necessary. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, or their substitutes, shall do or cause to be done by virtue thereof.

REGISTRATION STATEMENTS:

Registrant Name                                  File Nos.
---------------                 -------------------------------------------
Variable Separate Account       333-185778 333-185840 333-185837 333-185786
811-03859                       333-185780 333-185797 333-185831 333-185808
                                333-185784 333-185798 333-185818 333-198223
                                333-185762 333-185799 333-185820 333-223017
                                333-185787 333-185801 333-185815 333-213338
                                333-185775 333-185838 333-185816
                                333-185791 333-185800 333-185788

Variable Annuity Account One    333-185802
811-04296

Variable Annuity Account Two    333-185821
811-08626

Variable Annuity Account Four   333-185803
811-08874

Variable Annuity Account Five   333-185793 333-185826 333-185814 333-185813
811-07727                       333-185804 333-185822 333-185809
                                333-185829 333-185824 333-185811
                                333-185825 333-185828 333-185810

Variable Annuity Account Seven  333-185790 333-185795 333-185807 333-185832
811-09003                       333-185794 333-185806

Variable Annuity Account Nine   333-185834 333-185835 333-185841 333-185842
811-21096

AGL Separate Account A          033-44745  033-44744
811-01491

                                333-151576 333-80191  333-129552 333-137817
AGL Separate Account VL-R       333-146948 333-53909  333-109613 333-143072
811-08561                       333-43264  333-42567  333-90787  333-144594
                                333-82982  333-103361 333-65170  333-153093
                                333-89897  333-118318 333-87307  333-153068
                                333-196172

AGL Separate Account VUL        333-102301
811-05794

AGL Separate Account VUL-2      333-102300 333-102299
811-06366

AGL Separate Account I          333-185785 333-185839 333-185817 333-185823
811-05301                       333-185819 333-185827 333-185836 333-185805
                                333-185789 333-185843 333-185796 333-185785

AGL Separate Account II         333-185761 333-185812 333-185830
811-04867                       333-185833 333-185782

AGL AG Separate Account A       333-185844 333-185792
811-08862

AG Separate Account D           333-25549  002-49805  333-81703  333-40637
811-02441                       033-43390  333-109206 333-70667  033-57730

AGL Separate Account VA-1       333-102302
811-07781

AGL Separate Account VA-2       333-102303
811-01990

                                  AGL POA - 1

                                                                Exhibit (r) (3)

                               POWER OF ATTORNEY

Signature                    Title                                    Date
---------                    -----                                    ----

/S/ KEVIN T. HOGAN
---------------------------  Director, Chairman, Chief Executive      April 12, 2018
KEVIN T. HOGAN               Officer, and President

/S/ KATHERINE A. ANDERSON
---------------------------  Director, Senior Vice President and      April 16, 2018
KATHERINE A. ANDERSON        Chief Risk Officer

/S/ THOMAS J. DIEMER
---------------------------  Director, Executive Vice President and   April 16, 2018
THOMAS J. DIEMER             Chief Financial Officer

/S/ DEBORAH A. GERO
---------------------------  Director, Senior Vice President and      April 17, 2018
DEBORAH A. GERO              Chief Investment Officer

/S/ JANA W. GREER
---------------------------  Director and Chief Executive Officer,    April 17, 2018
JANA W. GREER                Individual Retirement

/S/ ELIAS F. HABAYEB         Director                                 April 23, 2018
---------------------------
ELIAS F. HABAYEB

/S/ MICHAEL P. HARWOOD       Director, Senior Vice President, Chief   April 12, 2018
---------------------------  Actuary and Corporate Illustration
MICHAEL P. HARWOOD           Actuary

/S/ STEPHEN A. MAGINN
---------------------------  Director, Senior Vice President and      April 20, 2018
STEPHEN A. MAGINN            Chief Distribution Officer

/S/ JONATHAN J. NOVAK
---------------------------  Director and President,                  April 12, 2018
JONATHAN J. NOVAK            Institutional Markets


---------------------------  Director, and President, Life,
RODNEY E. RISHEL             Disability and Health

/S/ DON W. CUMMINGS          Senior Vice President and Controller     April 23, 2018
---------------------------
DON W. CUMMINGS

                                  AGL POA - 2